Exhibit 21

NAME	JURISDICTION OF ORGANIZATION
Advent Software, Inc.	Delaware
ALPS Advisors, Inc.	Colorado
ALPS Alternative Investment Services, LLC	Delaware
ALPS Distributors, Inc.	Colorado
ALPS Fund Services, Inc.	Colorado
ALPS Holdings, Inc.	Delaware
ALPS Portfolio Solutions Distributor, Inc.	Colorado
Broadway Development, L.L.C.	Missouri
Complete Financial Ops, Inc.	Colorado
DomaniRx, LLC	Delaware
DST Asset Manager Solutions, Inc.	Massachusetts
DST Global Solutions LLC	Delaware
DST Health Solutions, LLC	Delaware
DST Healthcare Holdings, Inc.	Delaware
DST Output Summit Development Corporation	Missouri
DST Pershing Realty, Inc.	Missouri
DST Pharmacy Solutions, Inc.	Delaware
DST Realty Masskan, LLC	Massachusetts
DST Realty, Inc.	Missouri
DST Technologies, Inc.	Missouri
DST UK Leasing I, LLC	Delaware
DST UK Leasing II, LLC	Delaware
DST UK Realty, LLC	Delaware
DSTi US, LLC	Delaware
Eleventh Street Corridor Development Corporation	Missouri
Eze Castle Software LLC	Delaware
Eze Castle Transaction Services LLC	Delaware
Financial Models Company Ltd.	New York
Hillside Properties Corporation	Missouri
Hub Data, Inc.	Massachusetts
IFDS GP, Inc.	Missouri
Innovest Systems, LLC	New York
Intralinks, Inc.	Delaware
Millennium Consulting Services, LLC	North Carolina
Millennium Seminar Services, LLC	North Carolina
PDS Systems, Inc.	Texas
Second Street Securities, Inc.	Delaware
SS&C Brokerage Solutions, LLC	Missouri
SS&C Financial Services LLC	Delaware
SS&C Financing LLC	Delaware
SS&C GIDS, Inc.	Delaware
SS&C Market Services, LLC	New York
SS&C Retirement Solutions, LLC	Delaware
SS&C Technologies Connecticut LLC	Connecticut
SS&C Technologies, Inc.	Delaware
Vermont Western Assurance, Inc.	Missouri
West Side Investment Management, Inc.	Nevada
Winchester Business Center, Inc.	Missouri
Blue Prism Software Canada, Inc.	British Columbia
SS&C (Canada) Limited	New Brunswick
SS&C Fund Administration Company	Nova Scotia
SS&C Technologies Canada Corp.	Nova Scotia
Blue Prism Pty. Ltd.	Australia
Eze Software Group Pty Limited	Australia
Intralinks Pty Limited	Australia
SS&C Administration Services (Australia) Pty Limited	Australia
SS&C Bluedoor Holdings Pty Limited	Australia
SS&C Bluedoor Pty Limited	Australia

SS&C Bluedoor Technologies Pty Limited	Australia
SS&C Process Solutions (Australia) Pty Limited	Australia
SS&C Solutions Pty Limited	Australia
SS&C Technologies Australia Pty Ltd	Australia
SS&C Technologies Austria GmbH	Austria
SS&C Fund Services (Bermuda) Ltd.	Bermuda
Intralinks Servicos de Informatica Ltda.	Brazil
SS&C Fund Services (Cayman) Ltd.	Cayman Islands
Advent Software (Beijing) Co. Ltd.	China
Blue Prism Software (Shanghai) Co. Ltd.	China
SS&C Technologies Shanghai Limited	China
Advent Software APS	Denmark
Blue Prism S.A.R.L.	France
Intralinks EMEA France SARL	France
Blue Prism GmbH	Germany
Intralinks GmbH	Germany
SS&C Guernsey Limited	Guernsey
Advent Software (Asia) Ltd.	Hong Kong
Blue Prism HK Ltd.	Hong Kong
DST (Hong Kong) Limited	Hong Kong
Eze Software Asia Pacific Limited	Hong Kong
SS&C Fund Services (Asia) Limited	Hong Kong
SS&C Solutions Hong Kong Limited	Hong Kong
SS&C Technologies Hong Kong Limited	Hong Kong
Blue Prism India Pvt. Ltd.	India
DST Worldwide Services India Private Limited	India
EzeSoftware India Private Limited	India
GlobeOp Financial Services (India) Private Limited	India
Intralinks India Solutions Pvt. Limited	India
PT DST Global Solutions Indonesia	Indonesia
SS&C Financial Services (Ireland) Limited	Ireland
SS&C Technologies Ireland Limited	Ireland
SS&C Wealth and Insurance Ireland Limited	Ireland
SS&C International Managed Services Limited	Ireland
SS&C Life and Pensions Services Limited	Ireland
SS&C Technologies Israel (Process Solutions) Ltd.	Israel
SS&C Technologies Italy S.r.l.	Italy
Blue Prism KK	Japan
Intralinks Goudou Kaisha	Japan
Advent Software Luxembourg S.a.r.l.	Luxembourg
SS&C European Holdings S.a.r.l.	Luxembourg
SS&C Luxembourg S.a.r.l.	Luxembourg
SS&C Technologies Holdings Europe S.a.r.l.	Luxembourg
SS&C Technologies Sdn. Bhd.	Malaysia
GlobeOp Holding Company (Mauritius) Private Limited	Mauritius
Pacific Ventures	Mauritius
Intralinks Servicios de Tecnologia de Mexico, S de R.L. de C.V.	Mexico
Intralinks EMEA Holdings B.V.	Netherlands
SS&C Technologies B.V.	Netherlands
SS&C Solutions NZ Limited	New Zealand
Advent Norway AS	Norway
Primatics Financial (Pvt) Ltd.	Pakistan
SS&C Technologies Poland sp. z.o.o	Poland
Blue Prism Korea Ltd.	Republic of Korea
Intralinks SRL	Romania
Blue Prism LLC	Russia
Blue Prism Pte. Ltd.	Singapore

Intralinks Asia Pacific Pte. Ltd.	Singapore
SS&C Fund Services (Asia) Pte Ltd.	Singapore
SS&C Technologies (s) Pte Ltd.	Singapore
Blue Prism Software SA (Pty.) Ltd.	South Africa
DST Process Solutions SA (Pty) Ltd	South Africa
SS and C Technologies South Africa (Pty) Ltd	South Africa
SS&C Technologies Korea Limited	South Korea
Blue Prism S.L.U.	Spain
Intralinks Spain SLU	Spain
Advent Sweden AB	Sweden
Blue Prism AB	Sweden
Blue Prism Switzerland GmbH	Switzerland
GlobeOp Financial Services (Switzerland) GmbH	Switzerland
SS&C Software Taiwan Co., Ltd.	Taiwan
DST Worldwide Services (Thailand) Limited	Thailand
Global Solutions (Thailand) Limited	Thailand
SS&C TURKEY YAZILIM TEKNOLOJILERI LIMITED SIRKETI	Turkey
Advent Software (Middle East) Limited	United Arab Emirates
Blue Prism FZ-LLC	United Arab Emirates
Blue Prism Cloud Limited	United Kingdom
Blue Prism Group Limited	United Kingdom
Blue Prism Limited	United Kingdom
Bolt Bidco Limited	United Kingdom
DST Global Solutions (Realty) Limited	United Kingdom
DST Process Solutions Limited	United Kingdom
DSTi Group LLP	United Kingdom
DSTi Holdings Limited	United Kingdom
Eze Software EMEA Limited	United Kingdom
Financial Models Corporation Limited	United Kingdom
Hubwise Holdings Limited	United Kingdom
Hubwise Nominees Limited	United Kingdom
Hubwise Securities Limited	United Kingdom
Hubwise Services Limited	United Kingdom
Hubwise Software Limited	United Kingdom
Intralinks Ltd.	United Kingdom
Pensions and Actuarial Services Limited	United Kingdom
SS&C Custody Services Limited	United Kingdom
SS&C Depositary Services Limited	United Kingdom
SS&C DST Holdings Limited	United Kingdom
SS&C Financial Services Europe Limited	United Kingdom
SS&C Financial Services International Limited	United Kingdom
SS&C Financial Services Limited	United Kingdom
SS&C Fund Services (UK) Limited	United Kingdom
SS&C Solutions Limited	United Kingdom